Exhibit 99.1

                           SUN HEALTHCARE GROUP, INC.

                                                  Contact:  505-858-4507 (media)
                                                        505-856-2341 (investors)

     SUN HEALTHCARE GROUP FILES VOLUNTARY PETITION FOR BANKRUPTCY PROTECTION

                     COMPANY TO CONTINUE NORMAL OPERATIONS;
          RECEIVES COMMITMENT FOR UP TO $200 Million in DIP Financing

     Albuquerque, N.M., Oct. 14, 1999 -- Sun Healthcare Group, Inc. (SHGE:OTC-BB) announced today that Sun and its U.S. operating subsidiaries have filed voluntary petitions with the U.S. Bankruptcy Court for the District of Delaware to reorganize under chapter 11 of the U.S. Bankruptcy Code in order to restructure the company's debt obligations. The company elected to seek court protection in order to facilitate its efforts to restructure its capital and lease obligations.

     To ensure that the company has the short-term working capital necessary to operate its business, it has obtained a commitment for up to $200 million in debtor-in-possession ("DIP") financing with a group led by The CIT
Group/Business Credit, Inc. and Heller Healthcare Finance, Inc. Sun has requested the Court's permission to access the DIP financing to fund normal business operations and other cash needs during the bankruptcy proceeding.

     "Deep cuts in Medicare reimbursement exceeded all industry expectations, and severely impacted the company's ability to service its current capital structure. This situation, coupled with a significant decline in the market demand for ancillary services, resulted in the need for us to lower our operating costs and significantly reduce our indebtedness," said Andrew L. Turner, Sun's chairman and chief executive officer.

     Mark Wimer, president, added, "Most important, court protection under chapter 11 ensures that we can continue to serve our patients and our customers' patients while we reorganize."

     Because of significant debt repayment obligations, the company has been in negotiations with its banks and senior bondholders in anticipation of the need to restructure its obligations. The company believes that it is close to reaching an agreement with the banks and bond holders on the key terms for a financial restructuring. The Court protection afforded by chapter 11 will enable the company to develop a plan of reorganization with the goal of emerging from bankruptcy in a stronger financial position. The company is also in discussions with some of the owners of the nursing homes it operates in an effort to renegotiate certain leases.


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     Headquartered  in  Albuquerque,  N.M.,  Sun  Healthcare  Group,  Inc.  is a
diversified   international  long-term  care  provider.  Sun  companies  operate long-term and post-acute care facilities in the United States, the United Kingdom, Spain, Germany and Australia. Sun subsidiaries provide therapy and pharmacy services, fulfill the medical supply needs of nursing homes, and offer a comprehensive array of ancillary services for the healthcare industry.

     Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the company's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete the Company's plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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